UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2017

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1000 Louisiana St., Suite 6700
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events

As previously disclosed on January 24, 2017, Halcón Energy Properties, Inc., a wholly owned subsidiary of Halcón Resources Corporation (“Halcón” or the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Samson Exploration, LLC (“Samson”), pursuant to which Halcón has agreed to acquire a total of 20,901 net acres and related assets in the Southern Delaware Basin located in Pecos and Reeves Counties, Texas (collectively, the “Acquired Properties”).  On February 28, 2017, the Company completed the acquisition of the Acquired Properties for a total purchase price of $705.0 million, subject to customary post-closing purchase price adjustments.  A portion of the purchase price for the Acquired Properties was paid from the net proceeds from the sale of approximately 5,518 shares of 8% automatically convertible preferred stock, par value $0.0001 per share, which closed on February 27, 2017 (the “Preferred Stock Offering”).

Item 9.01                                           Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Statements of Revenues and Direct Operating Expenses of the Acquired Properties for the years ended December 31, 2016 and 2015 (audited), together with the accompanying Independent Auditor’s Report, are set forth in Exhibit 99.1.

(b) Pro Forma Financial Information.

The Unaudited Pro Forma Condensed Combined Financial Information of the Company as of December 31, 2016 and for the year ended December 31, 2016, is set forth in Exhibit 99.2 (the “Pro Forma Financial Information”).  The Pro Forma Financial Information gives effect to (i) the acquisition of the Acquired Properties, (ii) the related Preferred Stock Offering, (iii) fresh-start accounting adjustments resulting from emerging from Chapter 11 bankruptcy, and (iv) the previously disclosed divestiture of all of the membership interests of HK TMS LLC, a prior subsidiary of the Company which held oil and gas properties in the Tuscaloosa Marine Shale in Louisiana and Mississippi. The Pro Forma Financial Information does not give effect to the pending disposition of the Company’s East Texas Eagle Ford assets, which was announced on January 24, 2017. As provided under Item 2.01 of Form 8-K, the Company expects to file pro forma financial information reflecting the disposition of such assets within four business days after the closing of the transaction, which is expected on or about March 9, 2017.

(d) Exhibits.

Exhibit No.	Description
23.1	Consent of BDO USA, LLP.

99.1	Statements of Revenues and Direct Operating Expenses of the Acquired Properties for the years ended December 31, 2016 and 2015 (audited).

99.2	Unaudited Pro Forma Condensed Combined Financial Information of the Company as of December 31, 2016 and for the year ended December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

Date: March 1, 2017	By:	/s/ Mark J. Mize
Mark J. Mize
Executive Vice President, Chief Financial
Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
23.1	Consent of BDO USA, LLP.

99.1	Statements of Revenues and Direct Operating Expenses of the Acquired Properties for the years ended December 31, 2016 and 2015 (audited).

99.2	Unaudited Pro Forma Condensed Combined Financial Information of the Company as of December 31, 2016 and for the year ended December 31, 2016.